UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

SAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-49983	48-1229851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway Suite 400
Johns Creek, Georgia		30097
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 232-5067

No Changes.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2026 Annual Meeting, stockholders voted on the three proposals outlined in the Proxy Statement and cast their votes as described below.

Proposal 1—Election of Directors

The Director Nominees listed below were elected to serve as directors to hold office until the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
Di-Ann Eisnor	25,099,472	254,196	10,744	392,583
Donna E. Epps	25,060,007	289,050	15,355	392,583
John P. Gainor, Jr.	25,046,587	306,648	11,177	392,583
Kevin A. Henry	25,254,858	98,531	11,023	392,583
Frederick J. Holzgrefe, III	25,285,259	67,739	11,374	392,583
Donald R. James	25,059,432	289,504	15,476	392,583
Randolph W. Melville	25,005,968	343,252	15,192	392,583
Richard D. O’Dell	24,539,888	812,904	11,620	392,583
Jeffrey C. Ward	24,551,897	800,926	11,589	392,583
Susan F. Ward	25,196,121	157,327	10,964	392,583

Proposal 2— Advisory Vote to Approve Executive Compensation

Our stockholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
24,885,783	457,626	21,003	392,583

Proposal 3— Ratification of the Appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for Fiscal Year 2026

Our stockholders ratified the appointment of KPMG LLP to serve as Saia’s independent registered public accounting firm for the 2026 fiscal year.

For	Against	Abstain	Broker Non-Votes
24,903,949	833,812	19,234	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: May 5, 2026	/s/ Kelly W. Benton
Kelly W. Benton
Vice President and Chief Accounting Officer (Principal Accounting Officer)